UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 24, 2011

TFS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

United States	001-33390	52-2054948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Broadway Ave., Cleveland, Ohio		44105
(Address of principle executive offices)		(Zip Code)

Registrant’s telephone number, including area code (216) 441-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Stockholders of TFS Financial Corporation (the “Company”) was held on Thursday, February 24, 2011 in Cleveland, Ohio. For more information on the following proposals, see the Company’s proxy statement dated January 10, 2011, the relevant portions of which are incorporated herein by reference.

The official ballot from the meeting, submitted to the Secretary by the Inspectors of Elections, disclosed the following tabulation of votes:

The stockholders elected the two nominees for director, each to hold office for a three-year term and until his successor has been duly elected and appointed as follows:

Director	For	Withheld	Broker Non-Votes
William C. Mulligan	288,825,188	1,361,738	14,698,260
Paul W. Stefanik	287,822,456	2,364,470	14,698,260

In a vote that was advisory in nature, the stockholders approved the compensation of the Company’s named executive officers, and voted as follows:

For	Against	Abstain	Broker Non-Votes
286,746,045	2,703,905	736,976	14,698,260

In a vote that was advisory in nature, the stockholders voted to conduct future advisory votes on compensation of the Company’s named executive officers every three years, and voted as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
32,016,694	538,956	257,008,366	622,910	14,698,260

The stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent accountant for the Company’s fiscal year ending September 30, 2011, and voted as follows:

For	Against	Abstain
304,097,515	410,624	377,047

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)

Date: March 1, 2011	By:	/s/ Paul J. Huml
Paul J. Huml
Chief Operating Officer